SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 7, 2002

GEORGIA-PACIFIC CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Georgia	001-03506	93-0432081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Peachtree Street, N.E., Atlanta, Georgia 30303
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (404) 652-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

Attached hereto as Exhibit 99.1 is a press release issued by Georgia-Pacific Corporation on August 7, 2002 regarding Georgia-Pacific’s new bridge financing agreement and the announcement that the senior deferrable notes issued in connection with the Company’s 7.5 percent Premium Equity Participating Security Units (PEPS Units) would not be re-marketed. The press release is incorporated herein by this reference.

On August 16, 2002, the Registrant executed a Credit Agreement (Senior Capital Markets Bridge Facility), dated as of August 16, 2002, by and among Georgia-Pacific Corporation, the Lenders named therein, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents and as Joint Lead Arrangers and Book Managers. The Credit Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by this reference.

Item 7.    Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)    Exhibits.

10.1
Credit Agreement (Senior Capital Markets Bridge Facility), dated as of August 16, 2002, by and among Georgia-Pacific Corporation, the Lenders named therein, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents and as Joint Lead Arrangers and Book Managers

99.1
Press release issued by Georgia-Pacific Corporation on August 7, 2002 regarding Georgia-Pacific’s new bridge financing agreement and the announcement that the senior deferrable notes issued in connection with the Company’s 7.5 percent Premium Equity Participating Security Units (PEPS Units) would not be re-marketed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 20, 2002

GEORGIA-PACIFIC CORPORATION

By:	/s/ KENNETH F. KHOURY
Name: Kenneth F. Khoury Title: Vice President, Deputy General Counsel and Secretary

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EXHIBIT INDEX

10.1
Credit Agreement (Senior Capital Markets Bridge Facility), dated as of August 16, 2002, by and among Georgia-Pacific Corporation, the Lenders named therein, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents and as Joint Lead Arrangers and Book Managers.

99.1
Press release issued by Georgia-Pacific Corporation on August 7, 2002 regarding Georgia-Pacific’s new bridge financing agreement and the announcement that the senior deferrable notes issued in connection with the Company’s 7.5 percent Premium Equity Participating Security Units (PEPS Units) would not be re-marketed.

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